Exhibit 10.20
MODIFICATION OF NOTE AGREEMENT

THIS MODIFICATION OF NOTE AGREEMENT (the "Agreement"), dated as of November 11, 2008, is between CONSOLIDATED MORTGAGE, LLC, a Nevada limited liability company ("Maker") and DESERT CAPITAL TRS, INC., a Delaware corporation ("Payee").

RECITALS:

A.           Maker and Payee entered into that certain Loan Agreement dated as of November 21, 2007, as amended by that certain First Amendment to Loan Agreement, dated as of even date herewith (as the same has been and may be hereafter further amended, supplemented or modified form time to time, the "Loan Agreement").

B.           Pursuant to the Loan Agreement, Maker executed that certain Promissory Note dated as of November 21, 2007, payable to the order of Payee in the original principal amount of $15,500,000.00 (as the same may renewed, extended or otherwise modified from time to time, the "Note").

C.           The payment and performance of the liabilities and obligations of Maker under the Loan Documents (as defined in the Loan Agreement), including without limitation, the indebtedness evidenced by the Note, are secured by that certain Pledge Agreement dated November 21, 2007 between Sandstone Equity Investors, LLC, a Delaware limited liability company ("Sandstone") (such Pledge Agreement as the same may be amended, supplemented or modified from time to time is hereinafter referred to as the "Pledge Agreement").

D.           Maker has requested and Payee has agreed to modify certain terms of the Note subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

1.1           Definitions.  Capitalized terms used in this Agreement, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement.

ARTICLE II

Modifications

2.1           Modification of Paragraph 1.  Effective as of the date hereof, Paragraphs 1(a) and (b) of the Note are hereby amended and restated to in their respective entireties to read as follows and Paragraphs 1(c) and (d) are hereby added to the Note to read in their respective entireties as follows:

(a)	Two (2) quarterly installments in the principal amount of $387,500 each, plus accrued and unpaid interest thereon, shall be due and payable, on March 31, 2008 and June 30, 2008; and thereafter

(b)
Nine (9) quarterly installments of accrued and unpaid interest on the outstanding principal balance of this Note shall be due and payable, with the first such installment to be due and payable on September 30, 2008, with like successive installments of accrued and unpaid interest to be due and payable on the last day of each succeeding calendar quarter thereafter until and including September 30, 2010; and thereafter

(c)
Twenty-eight (28) quarterly installments in the principal amount of $387,500 each, plus accrued and unpaid interest thereon, shall be due and payable, with the first such installment to be due and payable on December 31, 2010, with like successive installments of principal plus accrued and unpaid interest to be due and payable on the last day of each succeeding calendar quarter thereafter until and including September 30, 2017; and thereafter

(d)	A final installment in the amount of all outstanding principal, plus all accrued and unpaid interest thereon shall be due and payable on December 31, 2017.

2.2           Modification of Paragraph 2.  Effective as of July 1, 2008, Paragraph 2 of the Note is hereby amended and restated to read in its entirety as follows:

2.
Interest Rate.  Interest on the outstanding and unpaid principal balance hereof shall be computed at a per annum rate equal to six percent (6%), but in no event shall interest contracted for, charged or received hereunder plus any other charges in connection herewith which constitute interest exceed the maximum interest permitted by applicable law, said rate to be effective prior to maturity (however such maturity is brought about).

2.3           Renewal and Extension of Indebtedness.  The indebtedness, liabilities and obligations evidenced by the Note are hereby renewed and extended until the maturity date of the Noted, but shall not be extinguished or otherwise impaired hereby.

ARTICLE III

Ratifications, Representations and Warranties

3.1           Ratifications.  The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Note and except as expressly modified and superseded by this Agreement, the terms and provisions of the Note and the other Loan Documents are hereby ratified, confirmed, renewed and extended and shall continue in full force and effect.  Maker and Payee agree that the Note as modified hereby and the other Loan Documents shall continue to be legal, valid, and binding obligations of Maker and enforceable against  Maker in accordance with their respective terms.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations and indebtedness of Maker to Payee as evidenced by the Note and the other Loan Documents.  Maker and Payee hereby acknowledge and agree that as of the date hereof, the outstanding principal balance of the Note is $14,725,000.

3.2           Representations and Warranties.  Maker hereby represents and warrants to Payee that the execution, delivery and performance of this Agreement and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Maker and will not violate any applicable order, rule or regulation of any court or governmental authority.

3.3           No Offsets.  Sandstone and Maker each hereby acknowledge that neither Sandstone nor Maker has any offsets or claims against, or defenses of counterclaims to, the terms or provisions of or the other obligations of Sandstone or Maker created or evidenced by the Note, the Loan Agreement, the Pledge Agreement or the other Loan Documents.

ARTICLE IV

Miscellaneous

4.1           Survival of Representations and Warranties.  All representations and warranties made in this Agreement or any other Loan Document including any Loan Document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Payee or any closing shall affect the representations and warranties or the right of Payee to rely upon them.

4.2           Reference to Note.  Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended, are hereby amended so that any reference in such Loan Documents to the Note shall mean a reference to the Note as modified hereby.

4.3           Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

4.4           APPLICABLE LAW.  THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE' LAWS OF THE STATE OF NEVADA AND THE APPLICABLE LAWS OF THE UNTIED STATES OF AMERICA.

4.5           Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of Payee, Maker and Sandstone and their respective successors and assigns, except neither Sandstone nor Maker may assign or transfer any of its rights or obligations hereunder without the prior written consent of Payee.

4.6           Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.7           Effect of Waiver.  No consent or waiver, express or implied, by Payee to or for any breach of or deviation from any covenant, condition or duty by Sandstone or Maker shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

4.8           Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

4.9           ENTIRE AGREEMENT.  THIS AGREEMENT, THE NOTE, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signatures on immediately following page.]

Executed as of the date first written above.

CONSOLIDATED MORTGAGE, LLC

By: /s/Todd B. Parriott
Todd B. Parriott
President

DESERT CAPITAL TRS, INC.

By: /s/Stacy M. Riffe
Stacy M. Riffe
Chief Financial Officer

By execution hereof, Sandstone Equity Investors, LLC, a Delaware limited liability company (“Sandstone”) hereby consents and agrees to this Modification of Note and the First Amendment to Loan Agreement dated of even date herewith between Maker and Payee and agrees that the Pledge Agreement dated November 21, 2007 to which it is a party, is in full force and effect and shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of Sandstone enforceable against Sandstone in accordance with its terms.  Sandstone further acknowledges and agrees that the term “Indebtedness” as defined in the Pledge Agreement includes, without limitation, the indebtedness, liabilities and obligations of Maker to Payee evidenced by the Note, as modified hereby.

SANDSTONE EQUITY INVESTORS, LLC

By: /s/Todd B. Parriott
Todd B. Parriott
President